Exhibit 99

Acadia Healthcare Reports Second Quarter EPS of $0.67 and Adjusted EPS of $0.70

Revenue Increases to $765.7 Million on 5.2% Growth in Same Facility Revenue

Updates 2018 Financial Guidance

FRANKLIN, Tenn.--(BUSINESS WIRE)--July 30, 2018--Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the second quarter and six months ended June 30, 2018. Revenue was $765.7 million for the quarter, up 7.0% from $715.9 million for the second quarter of 2017. Net income attributable to Acadia stockholders for the second quarter of 2018 was $58.8 million, or $0.67 per diluted share, compared with $49.6 million, or $0.57 per diluted share, for the second quarter of 2017. Adjusted income attributable to Acadia stockholders per diluted share (“adjusted EPS”) was $0.70 for the second quarter of 2018, a 6.1% increase from $0.66 for the second quarter of 2017, which excludes transaction-related expenses of $2.9 million and $9.1 million for the second quarter of 2018 and 2017, respectively, as well as debt extinguishment costs of $0.8 million for the second quarter last year. A reconciliation of all non-GAAP financial results in this release appears beginning on page 7.

Joey Jacobs, Chairman and Chief Executive Officer of Acadia, remarked, “We are pleased to report that growth in Acadia’s revenue and adjusted EPS met our expectations for the second quarter. Our revenue growth was primarily driven by the addition of nearly 900 beds during the 12 months ended June 30, 2018. We added 155 of these beds during the second quarter, including 67 beds to existing facilities in the U.S. and U.K. and an 88-bed de novo facility through our joint-venture with Erlanger Health System. For the full year 2018, we expect to add more than 800 beds to existing and new facilities.”

For the second quarter of 2018, Acadia’s total same facility revenue increased 5.2% compared with the second quarter of 2017, including a 1.7% increase in patient days and a 3.4% increase in revenue per patient day. Total same facility EBITDA margin declined 60 basis points to 25.7%. U.S. same facility revenue increased 5.0%, including a 1.9% increase in patient days and a 3.1% increase in revenue per patient day. U.S. same facility EBITDA margin declined 30 basis points to 28.1%. U.K. same facility revenue grew 5.6% for the second quarter of 2018 from the second quarter last year, including a 1.6% increase in patient days and a 3.9% increase in revenue per patient day. U.K. same facility EBITDA margin declined 110 basis points to 21.3%.

Acadia today updated its financial guidance for 2018 to reflect a lower exchange rate in the second half of the year as well as higher interest rates. The Company now assumes an exchange rate of $1.30 per British Pound Sterling and interest expense to be approximately $95 million for the second half of the year. The updated guidance is as follows:

  Revenue for 2018 in a range of $3.02 billion to $3.06 billion;
  Adjusted EBITDA for 2018 in a range of $632 million to $639 million; and
  Adjusted earnings per diluted share for 2018 in a range of $2.52 to $2.56.

The Company’s guidance does not include the impact of any future acquisitions or transaction-related expenses.

EBITDA is defined as net income adjusted for net income (loss) attributable to noncontrolling interests, provision for income taxes, net interest expense and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for equity-based compensation expense, transaction-related expenses and debt extinguishment costs. Adjusted income is defined as net income adjusted for transaction-related expenses, tax reform impact, debt extinguishment costs and income tax effect of adjustments to income.

Acadia will hold a conference call to discuss its first quarter financial results at 9:00 a.m. Eastern Time on Tuesday, July 31, 2018. A live webcast of the conference call will be available at www.acadiahealthare.com in the “Investors” section of the website. The webcast of the conference call will be available through August 14, 2018.

Risk Factors

This news release contains forward-looking statements. Generally, words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this news release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) potential difficulties operating our business in light of political and economic instability in the U.K. and globally relating to the U.K.’s departure from the European Union; (ii) the impact of fluctuations in foreign exchange rates, including the devaluation of the British Pound Sterling (GBP) relative to the U.S. Dollar (USD); (iii) Acadia’s ability to complete acquisitions and successfully integrate the operations of acquired facilities; (iv) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (v) potential reductions in payments received by Acadia from government and third-party payors; (vi) the occurrence of patient incidents, governmental investigations and adverse regulatory actions, which could adversely affect the price of our common stock and result in substantial payments and incremental regulatory burdens; (vii) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (viii) potential operating difficulties, labor costs, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its joint venture, de novo and other business strategies. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

About Acadia

Acadia is a provider of behavioral healthcare services. At June 30, 2018, Acadia operated a network of 585 behavioral healthcare facilities with approximately 17,900 beds in 40 states, the United Kingdom and Puerto Rico. Acadia provides behavioral health and addiction services to its patients in a variety of settings, including inpatient psychiatric hospitals, specialty treatment facilities, residential treatment centers and outpatient clinics.

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(In thousands, except per share amounts)

Revenue before provision for doubtful accounts	$765,738	$725,643	$1,507,979	$1,414,984
Provision for doubtful accounts	-	(9,747)	-	(19,894)
Revenue	765,738	715,896	1,507,979	1,395,090

Salaries, wages and benefits (including equity-based compensation expense of $7,129, $7,436, $14,048 and $14,832, respectively)	416,741	383,595	828,269	760,016
Professional fees	53,461	46,321	107,479	89,730
Supplies	30,133	28,639	59,497	56,348
Rents and leases	20,236	19,435	40,524	38,406
Other operating expenses	87,282	83,122	175,513	166,833
Depreciation and amortization	39,928	35,201	79,701	68,814
Interest expense, net	45,812	43,505	91,055	86,262
Debt extinguishment costs	-	810	940	810
Transaction-related expenses	2,887	9,052	7,655	13,171
Total expenses	696,480	649,680	1,390,633	1,280,390
Income before income taxes	69,258	66,216	117,346	114,700
Provision for income taxes	10,368	16,578	7,582	30,289
Net income	58,890	49,638	109,764	84,411
Net (income) loss attributable to noncontrolling interests	(54)	(8)	(109)	177
Net income attributable to Acadia Healthcare Company, Inc.	$58,836	$49,630	$109,655	$84,588

Earnings per share attributable to Acadia Healthcare Company, Inc. stockholders:
Basic	$0.67	$0.57	$1.26	$0.97
Diluted	$0.67	$0.57	$1.26	$0.97

Weighted-average shares outstanding:
Basic	87,303	86,954	87,205	86,859
Diluted	87,467	87,080	87,351	86,997

Acadia Healthcare Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
	2018	2017
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$79,463	$67,290
Accounts receivable, net	329,256	296,925
Other current assets	80,503	107,335
Total current assets	489,222	471,550
Property and equipment, net	3,103,331	3,048,130
Goodwill	2,739,303	2,751,174
Intangible assets, net	91,566	87,348
Deferred tax assets	3,664	3,731
Derivative instrument assets	24,989	12,997
Other assets	51,072	49,572
Total assets	$6,503,147	$6,424,502

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$33,264	$34,830
Accounts payable	130,228	102,299
Accrued salaries and benefits	102,840	99,047
Other accrued liabilities	127,786	141,213
Total current liabilities	394,118	377,389
Long-term debt	3,187,788	3,205,058
Deferred tax liabilities	78,340	80,333
Other liabilities	160,809	166,434
Total liabilities	3,821,055	3,829,214
Redeemable noncontrolling interests	28,791	22,417
Equity:
Common stock	873	871
Additional paid-in capital	2,530,083	2,517,545
Accumulated other comprehensive loss	(415,883)	(374,118)
Retained earnings	538,228	428,573
Total equity	2,653,301	2,572,871
Total liabilities and equity	$6,503,147	$6,424,502

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2018	2017
	(In thousands)
Operating activities:
Net income	$109,764	$84,411
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	79,701	68,814
Amortization of debt issuance costs	5,124	4,845
Equity-based compensation expense	14,048	14,832
Deferred income taxes	(3,978)	17,096
Debt extinguishment costs	940	810
Other	1,040	6,558
Change in operating assets and liabilities:
Accounts receivable, net	(26,104)	(22,404)
Other current assets	9,953	20,457
Other assets	2,761	1,809
Accounts payable and other accrued liabilities	21,066	(4,893)
Accrued salaries and benefits	4,364	(9,157)
Other liabilities	(793)	5,257
Net cash provided by continuing operating activities	217,886	188,435
Net cash used in discontinued operating activities	(572)	(829)
Net cash provided by operating activities	217,314	187,606

Investing activities:
Cash paid for capital expenditures	(161,555)	(117,521)
Cash paid for real estate acquisitions	(8,857)	(22,850)
Other	(3,337)	(5,938)
Net cash used in investing activities	(173,749)	(146,309)

Financing activities:
Principal payments on long-term debt	(23,246)	(17,275)
Common stock withheld for minimum statutory taxes, net	(2,134)	(3,678)
Other	(5,172)	(2,270)
Net cash used in financing activities	(30,552)	(23,223)

Effect of exchange rate changes on cash	(840)	4,297

Net increase in cash and cash equivalents	12,173	22,371
Cash and cash equivalents at beginning of the period	67,290	57,063
Cash and cash equivalents at end of the period	$79,463	$79,434

Acadia Healthcare Company, Inc.
Operating Statistics
(Unaudited, Revenue in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	% Change	2018	2017	% Change
Same Facility Results (a,d)
Revenue	$730,681	$694,730	5.2%	$1,440,285	$1,366,845	5.4%
Patient Days	1,127,834	1,108,621	1.7%	2,226,128	2,185,539	1.9%
Admissions	41,930	40,279	4.1%	82,900	80,534	2.9%
Average Length of Stay (b)	26.9	27.5	-2.3%	26.9	27.1	-1.0%
Revenue per Patient Day	$648	$627	3.4%	$647	$625	3.5%
EBITDA margin	25.7%	26.3%	-60 bps	25.0%	25.1%	-10 bps

U.S. Same Facility Results (a)
Revenue	$474,266	$451,805	5.0%	$932,989	$884,091	5.5%
Patient Days	627,400	615,951	1.9%	1,236,700	1,213,215	1.9%
Admissions	39,564	37,992	4.1%	78,109	75,900	2.9%
Average Length of Stay (b)	15.9	16.2	-2.2%	15.8	16.0	-0.9%
Revenue per Patient Day	$756	$734	3.1%	$754	$729	3.5%
EBITDA margin	28.1%	28.4%	-30 bps	27.2%	27.2%	0 bps

U.K. Same Facility Results (a,d)
Revenue	$256,415	$242,925	5.6%	$507,296	$482,754	5.1%
Patient Days	500,434	492,670	1.6%	989,428	972,324	1.8%
Admissions	2,366	2,287	3.5%	4,791	4,634	3.4%
Average Length of Stay (b)	211.5	215.4	-1.8%	206.5	209.8	-1.6%
Revenue per Patient Day	$512	$493	3.9%	$513	$496	3.3%
EBITDA margin	21.3%	22.4%	-110 bps	20.8%	21.2%	-40 bps

U.S. Facility Results (c)
Revenue	$481,470	$461,067	4.4%	$943,875	$900,965	4.8%
Patient Days	635,766	624,047	1.9%	1,248,655	1,224,499	2.0%
Admissions	40,519	38,092	6.4%	79,451	76,063	4.5%
Average Length of Stay (b)	15.7	16.4	-4.2%	15.7	16.1	-2.4%
Revenue per Patient Day	$757	$739	2.5%	$756	$736	2.7%
EBITDA margin	27.0%	27.9%	-90 bps	26.2%	26.7%	-50 bps

U.K. Facility Results (c,d)
Revenue	$284,268	$270,716	5.0%	$564,104	$539,221	4.6%
Patient Days	676,901	684,195	-1.1%	1,342,472	1,355,915	-1.0%
Admissions	2,712	2,611	3.9%	5,474	5,313	3.0%
Average Length of Stay (b)	249.6	262.0	-4.8%	245.2	255.2	-3.9%
Revenue per Patient Day	$420	$396	6.1%	$420	$398	5.7%
EBITDA margin	19.1%	20.4%	-130 bps	18.7%	19.5%	-80 bps

Total Facility Results (c,d)
Revenue	$765,738	$731,783	4.6%	$1,507,979	$1,440,186	4.7%
Patient Days	1,312,667	1,308,242	0.3%	2,591,127	2,580,414	0.4%
Admissions	43,231	40,703	6.2%	84,925	81,376	4.4%
Average Length of Stay (b)	30.4	32.1	-5.5%	30.5	31.7	-3.8%
Revenue per Patient Day	$583	$559	4.3%	$582	$558	4.3%
EBITDA margin	24.1%	25.1%	-100 bps	23.4%	24.0%	-60 bps

(a) Results for the periods presented exclude the elderly care division of our U.K. operations and certain closed services.
(b) Average length of stay is defined as patient days divided by admissions.
(c) Results for the periods presented exclude certain closed services.
(d) Revenue and revenue per patient day for the three and six months ended June 30, 2017 is adjusted to reflect the foreign currency exchange rate for the comparable periods of 2018 in order to eliminate the effect of changes in the exchange rate. The exchange rate used in the adjusted revenue and revenue per patient day amounts for the three and six months ended June 30, 2017 is 1.36 and 1.38, respectively.

Acadia Healthcare Company, Inc.
Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands)

Net income attributable to Acadia Healthcare Company, Inc.	$58,836	$49,630	$109,655	$84,588
Net income (loss) attributable to noncontrolling interests	54	8	109	(177)
Provision for income taxes	10,368	16,578	7,582	30,289
Interest expense, net	45,812	43,505	91,055	86,262
Depreciation and amortization	39,928	35,201	79,701	68,814
EBITDA	154,998	144,922	288,102	269,776

Adjustments:
Equity-based compensation expense (a)	7,129	7,436	14,048	14,832
Transaction-related expenses (b)	2,887	9,052	7,655	13,171
Debt extinguishment costs (c)	-	810	940	810
Adjusted EBITDA	$165,014	$162,220	$310,745	$298,589

See footnotes on page 9.

Acadia Healthcare Company, Inc.
Reconciliation of Adjusted Income Attributable to Acadia Healthcare Company, Inc. to
Net Income Attributable to Acadia Healthcare Company, Inc.
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands, except per share amounts)

Net income attributable to Acadia Healthcare Company, Inc.	$58,836	$49,630	$109,655	$84,588

Adjustments to income:
Transaction-related expenses (b)	2,887	9,052	7,655	13,171
Tax reform impact (d)	-	-	(10,472)	-
Debt extinguishment costs (c)	-	810	940	810
Income tax effect of adjustments to income (e)	(554)	(2,268)	(1,415)	(1,469)
Adjusted income attributable to Acadia Healthcare Company, Inc.	$61,169	$57,224	$106,363	$97,100

Weighted-average shares outstanding - diluted	87,467	87,080	87,351	86,997

Adjusted income attributable to Acadia Healthcare Company, Inc. per diluted share	$0.70	$0.66	$1.22	$1.12

See footnotes on page 9.

Acadia Healthcare Company, Inc.
Footnotes

We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA, and Adjusted income, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define EBITDA as net income adjusted for net income (loss) attributable to noncontrolling interests, provision for income taxes, net interest expense and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for equity-based compensation expense, transaction-related expenses and debt extinguishment costs. We define Adjusted income as net income adjusted for transaction-related expenses, tax reform impact, debt extinguishment costs and income tax effect of adjustments to income.

EBITDA, Adjusted EBITDA, and Adjusted income are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). EBITDA, Adjusted EBITDA, and Adjusted income are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of EBITDA, Adjusted EBITDA, and Adjusted income may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, and Adjusted income in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA, Adjusted EBITDA, and Adjusted income when reporting their results. Our presentation of EBITDA, Adjusted EBITDA, and Adjusted income should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

The Company is not able to provide a reconciliation of projected Adjusted EBITDA and adjusted earnings per diluted share, where provided, to expected results due to the unknown effect, timing and potential significance of transaction-related expenses and the tax effect of such expenses.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents transaction-related expenses incurred by Acadia related to acquisitions and integration efforts.

(c) Represents debt extinguishment costs recorded in connection with the Amended and Restated Credit Agreement, including the discount and write-off of deferred financing costs.

(d) Represents tax benefit related to a change in the Company’s provisional amounts recorded at December 31, 2017 related to the enactment of the Tax Cuts and Jobs Act.

(e) Represents the income tax effect of adjustments to income based on tax rates of 15.2% and 24.8% for the three months ended June 30, 2018 and 2017, respectively, and 15.5% and 24.6% for the six months ended June 30, 2018 and 2017, respectively.

CONTACT:
Acadia Healthcare Company, Inc.
Gretchen Hommrich, 615-861-6000
Director, Investor Relations